Exhibit 99

VIACOMCBS

EARNINGS PRESS RELEASE | FEBRUARY 24, 2021

VIACOMCBS REPORTS Q4 AND FULL YEAR 2020 EARNINGS RESULTS

- **Grew Global Streaming Subscribers to Nearly 30M and Pluto TV Global MAUs to 43M; Domestic Streaming Subscribers Rose to 19.2M, up 71% Year-Over-Year, and Pluto TV Domestic MAUs Increased to 30.1M**
- **Accelerated Domestic Streaming & Digital Video Revenue Growth to 72% Year-Over-Year in Q4, Driven by Strong Streaming Subscription and Streaming Advertising Revenue**
- **Increased Q4 Affiliate Revenue 13% Year-Over-Year and Advertising Revenue 4% Year-Over-Year, Driving a 3% Year-Over-Year Increase in Total Revenue**
- **Delivered Year-Over-Year Improvements in Q4 Operating Income, Adjusted OIBDA, Operating Cash Flow From Continuing Operations and Free Cash Flow**
- **Hosting Virtual Investor Event Today, Detailing Paramount+ – a Differentiated Streaming Offering Spanning Live Sports, Breaking News and a Mountain of Entertainment – Ahead of March 4 Launch**

STATEMENT FROM

BOB BAKISH
President & CEO

" We started 2020 with clear goals: unlock the power of our combination, build robust operating momentum and accelerate our streaming strategy – and we delivered. In Q4, despite the ongoing impacts of COVID-19, we finished the year with strong advertising and affiliate results that demonstrate the strength of our core businesses and achieved incredible growth across our linked streaming ecosystem, reaching nearly 30 million global subscribers and over 43 million Pluto TV global MAUs. At today's streaming investor event, we look forward to showcasing our opportunity to expand our position and bring ViacomCBS content and brands to streaming audiences around the world. "

Q4 & FULL YEAR 2020 RESULTS*

$ in millions, except per share amounts

	Quarter Ended December 31			Full Year Ended December 31		
GAAP	**2020**	**2019**	**B/(W) %**	**2020**	**2019**	**B/(W) %**
Revenues	$ 6,874	$ 6,656	3 %	$ 25,285	$ 26,998	(6) %
Operating income (loss)	1,083	(44)	N/M	4,139	4,146	-
Net earnings from continuing operations attributable to ViacomCBS (loss)	783	(302)	N/M	2,305	3,168	(27)
Diluted EPS from continuing operations attributable to ViacomCBS	1.26	(0.49)	N/M	3.73	5.13	(27)
Operating cash flow from continuing operations	(339)	(530)	36	2,215	1,171	89
Non-GAAP†						
Adjusted OIBDA	$ 1,183	$ 1,131	5 %	$ 5,132	$ 5,393	(5) %
Adjusted net earnings from continuing operations attributable to ViacomCBS	645	570	13	2,595	2,983	(13)
Adjusted diluted EPS from continuing operations attributable to ViacomCBS	1.04	0.92	13	4.20	4.83	(13)
Free cash flow	(453)	(629)	28	1,891	826	129

† Non-GAAP measures are detailed in the Supplemental Disclosures at the end of this release.
*During the fourth quarter of 2020, ViacomCBS entered into an agreement to sell Simon & Schuster, which was previously reported as the Publishing segment. Simon & Schuster has been presented as a discontinued operation in the company's consolidated financial statements for all periods.
N/M = Not Meaningful

1

VIACOMCBS Q4 & FY 2020 EARNINGS

OVERVIEW OF Q4 REVENUE

REVENUE BY TYPE

- Affiliate revenue increased 13% year-over-year, driven by strong growth in streaming subscription revenue, higher reverse compensation and retransmission fees, as well as expanded distribution.
- Advertising revenue grew 4% year-over-year, reflecting higher streaming advertising and political advertising sales, which more than offset the adverse effects of COVID-19.
- Content licensing revenue decreased 3% year-over-year, reflecting a lower volume of licensing due to COVID-related production delays.

AFFILIATE REVENUE
+13%
YOY

ADVERTISING REVENUE
+4%
YOY

	Quarter Ended December 31				Full Year Ended December 31			
$ IN MILLIONS	2020	2019	$ B/(W)	%	2020	2019	$ B/(W)	%
Advertising	$ 3,145	$ 3,030	$ 115	4 %	$ 9,751	$ 11,074	$ (1,323)	(12)%
▪ *Domestic*	*2,700*	*2,635*	*65*	*2*	*8,567*	*9,716*	*(1,149)*	*(12)*
▪ *International*	*445*	*395*	*50*	*13*	*1,184*	*1,358*	*(174)*	*(13)*
Affiliate	2,410	2,133	277	13	9,166	8,602	564	7
▪ *Domestic*	*2,239*	*1,975*	*264*	*13*	*8,521*	*7,937*	*584*	*7*
▪ *International*	*171*	*158*	*13*	*8*	*645*	*665*	*(20)*	*(3)*
Content Licensing	1,246	1,281	(35)	(3)	5,963	6,483	(520)	(8)
Theatrical	4	129	(125)	(97)	180	547	(367)	(67)
Other	69	83	(14)	(17)	225	292	(67)	(23)
Total Revenues	**$ 6,874**	**$ 6,656**	**$ 218**	**3 %**	**$ 25,285**	**$ 26,998**	**$ (1,713)**	**(6)%**



VIACOMCBS

2

VIACOMCBS Q4 & FY 2020 EARNINGS

SPOTLIGHT ON STREAMING

In Q4, ViacomCBS delivered robust global streaming & digital video revenue and user growth across its premium, pay and free services.

Q4 GLOBAL HIGHLIGHTS*

- Global streaming & digital video revenue increased 71% year-over-year to $888M, driven by 74% growth in streaming subscription revenue and 69% streaming advertising revenue growth.
  - Domestic streaming & digital video revenue growth accelerated from 56% in Q3 to 72% in Q4, resulting in revenue of $845M.
- Global streaming subscribers rose to nearly 30M, up 56% year-over-year.
  - Domestic streaming subscribers reached 19.2M, up 71% year-over-year.
    - CBS All Access and SHOWTIME OTT delivered their best quarter ever in sign-ups.
      - CBS All Access' momentum was driven by demand for sports content, including the NFL, UEFA and SEC, as well as original programming, including *Star Trek: Discovery* and *The Stand*, and content from ViacomCBS cable brands.
      - SHOWTIME OTT benefitted from strong demand for original programming, including the premieres of *Shameless* and the limited series *Your Honor*, as well as theatricals.
- Pluto TV grew its global monthly active users (MAUs) to 43M, up 80% year-over-year.
  - Pluto TV's domestic MAUs increased to 30.1M, up 34% year-over-year, and more than doubled its advertising revenue in the quarter.
    - User engagement increased, with strong growth in total viewing minutes and average monthly watch time per user, including across connected TVs and mobile devices.
  - Internationally, Pluto TV MAUs grew to 12.9M, including expanding in Spain and Brazil during the quarter.
  - Pluto TV also closed new global distribution agreements with Samsung and Google.

STREAMING & DIGITAL VIDEO REVENUE

$ IN MILLIONS

GLOBAL (INCLUDES DOMESTIC REVENUE)	2020	2019	$ B/(W)	%
Quarter Ended December 31	$ 888	$ 519	$ 369	71 %
Full Year Ended December 31	$ 2,561	$ 1,714	$ 847	49 %

DOMESTIC	2020	2019	$ B/(W)	%
Quarter Ended December 31	$ 845	$ 492	$ 354	72 %
Full Year Ended December 31	$ 2,458	$ 1,632	$ 826	51 %

CBS ALL ACCESS

SHOWTIME

BET+

pluto tv

*Beginning Q1 2021, streaming & digital video revenue will be presented as global streaming revenue, including global revenue from advertising on the company's pay and free streaming services, subscription fees for its pay streaming services, and advertising and subscriptions for its other digital video products. Global subscribers include customers who access the company's domestic or international streaming services, either directly through its owned and operated apps and websites, or through third party distributors. Streaming metrics are as of December 31, 2020.




Rakuten

STREAMING SUBSCRIBERS

Global	Domestic
30M	19.2M
↑56% YOY	↑71% YOY



PLUTO TV MAUs

Global	Domestic
43M	30.1M
↑80% YOY	↑34% YOY

VIACOMCBS

3

VIACOMCBS Q4 & FY 2020 EARNINGS

REPORTING SEGMENTS

VIACOMCBS REPORTING SEGMENTS ›

TV ENTERTAINMENT

CABLE NETWORKS

FILMED ENTERTAINMENT

TV ENTERTAINMENT

- In Q4, CBS was the most-watched network in Daytime and Late Night and claimed the quarter's top drama, news magazine and 4 of the top 5 comedies, as well as the top new comedy series.
- Q4 2020 revenue benefitted from strong affiliate revenue growth, which was offset by lower content licensing revenue.
  - Affiliate revenue increased 23% year-over-year, driven by growth in reverse compensation and retransmission fees, as well as robust streaming subscription revenue from CBS All Access.
  - Advertising revenue declined 1% year-over-year, reflecting the impacts from the delayed start of the fall broadcast season and the sale of CNET Media Group, which was offset by record growth in political advertising.
  - Content licensing revenue decreased 20% year-over-year due to a lower volume of licensing from COVID-related production delays.
- Adjusted OIBDA decreased 12% year-over-year mainly because of increased expenses to support the growth and expansion of CBS All Access.

THE MOST-WATCHED NETWORK IN DAYTIME & LATE NIGHT

#1 NEWS MAGAZINE

#1 DRAMA SERIES

#1 LATE NIGHT SHOW

#1 NEW COMEDY



Source: Nielsen Media Research; L7 Most Current: 4Q'20 vs. 4Q'19: 9/21-12/27/20 vs. 9/23-12/29/19. Prime reflects programs airing during M-SA 8P-11P/SU 7P-11P hours. Excludes repeats, sports, & movies.

$ IN MILLIONS	Quarter Ended December 31				Full Year Ended December 31			
	2020	2019	$ B/(W)	%	2020	2019	$ B/(W)	%
Revenue	$ 3,112	$ 3,126	$ (14)	- %	$ 10,700	$ 11,924	$ (1,224)	(10) %
Advertising	*1,650*	*1,669*	*(19)*	*(1)*	*5,035*	*6,008*	*(973)*	*(16)*
Affiliate	*841*	*682*	*159*	*23*	*3,129*	*2,550*	*579*	*23*
Content Licensing	*573*	*715*	*(142)*	*(20)*	*2,369*	*3,157*	*(788)*	*(25)*
Other	*48*	*60*	*(12)*	*(20)*	*167*	*209*	*(42)*	*(20)*
Expenses	2,563	2,501	(62)	(2)	8,843	9,481	638	7
Adjusted OIBDA	$ 549	$ 625	$ (76)	(12) %	$ 1,857	$ 2,443	$ (586)	(24) %

VIACOMCBS

4

VIACOMCBS Q4 & FY 2020 EARNINGS

REPORTING SEGMENTS (CONT.)

CABLE NETWORKS

- In Q4, ViacomCBS owned the most top 30 cable networks among viewers 18-49 and 9 of the top 10 original series with kids 2-11; Showtime also had 2 of the top 4 scripted shows on premium cable in the quarter.
- Q4 2020 revenue increased 11% year-over-year, driven by growth in content licensing, affiliate and advertising revenue.
  - Affiliate revenue increased 8% year-over-year, fueled by growth in streaming subscription revenue, including from SHOWTIME OTT, as well as expanded distribution and contractual rate increases, partially offset by linear subscriber declines.
  - Advertising revenue rose 8% year-over-year, reflecting growth in streaming advertising revenue from Pluto TV as well as higher pricing, which more than offset lower linear impressions.
  - Content licensing revenue increased 48% year-over-year, driven by growth from the licensing of library programming.
- Adjusted OIBDA grew 1% year-over-year as a result of the increase in revenue and savings from restructuring activities, which was mostly offset by increased expenses for programming, participations, advertising and promotions, including to support the growth of the company's streaming services.

VIACOMCBS

MOST TOP 30 CABLE NETWORKS

VIEWERS 18-49

9 OF TOP 10 ORIGINAL SERIES

KIDS 2-11

SHOWTIME

2 OF TOP 4 PREMIUM SCRIPTED SERIES

ViacomCBS Cable Nets: Nielsen Media Research, C3 Impressions – Total Day; 4Q'20 09/28/20-12/27/20.
ViacomCBS Cable Series: Nielsen Media Research, L+7 Impressions – Total Day; 4Q'20 09/28/20-12/27/20.
Minimum of 3 T/C and 15 minute program duration; excludes repeats, sports/WWE, news.
Showtime: The Nielsen Company; Live+7 average to new episodes.

$ IN MILLIONS	Quarter Ended December 31				Full Year Ended December 31			
	2020	2019	$ B/(W)	%	2020	2019	$ B/(W)	%
Revenue	$ 3,438	$ 3,088	$ 350	11 %	$ 12,589	$ 12,449	$ 140	1 %
Advertising	*1,499*	*1,387*	*112*	*8*	*4,743*	*5,129*	*(386)*	*(8)*
Affiliate	*1,569*	*1,451*	*118*	*8*	*6,037*	*6,052*	*(15)*	*-*
Content Licensing	*370*	*250*	*120*	*48*	*1,809*	*1,268*	*541*	*43*
Expenses	2,637	2,296	(341)	(15)	8,843	8,934	91	1
Adjusted OIBDA	$ 801	$ 792	$ 9	1 %	$ 3,746	$ 3,515	$ 231	7 %






VIACOMCBS

5

VIACOMCBS Q4 & FY 2020 EARNINGS

REPORTING SEGMENTS (CONT.)

FILMED ENTERTAINMENT

- Q4 2020 revenue decreased 3% year-over-year, reflecting the decline in theatrical revenue, partially offset by growth in licensing and home entertainment revenue.
  - Theatrical revenue was immaterial in the quarter as a result of the closure or reduction in capacity of movie theaters in response to COVID-19.
  - Home entertainment revenue increased 14% year-over-year, driven by higher sales of catalog and Miramax titles.
  - Licensing revenue grew 39% year-over-year due to higher licensing of catalog titles.
- Adjusted OIBDA was $18M compared to a loss of $119M in the prior year quarter as lower revenue was more than offset by lower distribution costs from fewer theatrical releases.

$ IN MILLIONS	Quarter Ended December 31		B/(W)		Full Year Ended December 31		B/(W)	
	2020	2019	$	%	2020	2019	$	%
Revenue	$ 514	$ 532	$ (18)	(3) %	$ 2,562	$ 2,990	$ (428)	(14) %
Theatrical	*4*	*129*	*(125)*	*(97)*	*180*	*547*	*(367)*	*(67)*
Home Entertainment	*176*	*155*	*21*	*14*	*709*	*623*	*86*	*14*
Licensing	*304*	*219*	*85*	*39*	*1,598*	*1,709*	*(111)*	*(6)*
Other	*30*	*29*	*1*	*3*	*75*	*111*	*(36)*	*(32)*
Expenses	496	651	155	24	2,347	2,910	563	19
Adjusted OIBDA	$ 18	$ (119)	$ 137	N/M	$ 215	$ 80	$ 135	169 %

BALANCE SHEET & LIQUIDITY

- For the full year, ViacomCBS generated $2.2B of operating cash flow from continuing operations and $1.9B of free cash flow[1], benefiting from the timing of production spending and cost savings.
  - In Q4, as expected, the ramp up in production spend led to negative operating cash flow from continuing operations of $339 million and negative free cash flow[1] of $453 million.
- As of December 31, 2020, the company had $3B of cash on its balance sheet and a committed $3.5B revolving credit facility that remains undrawn.

$2.2B
Full Year Operating Cash Flow from Continuing Operations

$1.9B
Full Year Free Cash Flow[1]

$3.0B
Cash on Balance Sheet

$3.5B
Undrawn Revolving Credit Facility

[1] Non-GAAP measures are detailed in the Supplemental Disclosures at the end of this release.
N/M = Not Meaningful

VIACOMCBS
6

VIACOMCBS Q4 & FY 2020 EARNINGS

ABOUT VIACOMCBS

ViacomCBS (NASDAQ: VIAC; VIACA) is a leading global media and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, its portfolio includes CBS, Showtime Networks, Paramount Pictures, Nickelodeon, MTV, Comedy Central, BET, CBS All Access, Pluto TV and Simon & Schuster, among others. The company delivers the largest share of the US television audience and boasts one of the industry's most important and extensive libraries of TV and film titles. In addition to offering innovative streaming services and digital video products, ViacomCBS provides powerful capabilities in production, distribution and advertising solutions for partners on five continents.

For more information about ViacomCBS, please visit www.viacomcbs.com and follow @ViacomCBS on social platforms.

VIAC-IR






CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This communication contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will," "may," "could," "estimate" or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: changes in consumer behavior, as well as evolving technologies, distribution platforms and packaging; the impact on our advertising revenues of changes in consumers' content viewership, deficiencies in audience measurement and advertising market conditions; our ability to maintain attractive brands and our reputation, and to offer popular programming and other content; increased costs for programming, films and other rights; competition for content, audiences, advertising and distribution; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and programming; the risks and costs associated with the integration of the CBS Corporation and Viacom Inc. businesses and investments in new businesses, products, services and technologies, including our streaming initiatives; evolving business continuity, cybersecurity, privacy and data protection and similar risks; content infringement; the impact of COVID-19 (and other widespread health emergencies or pandemics) and measures taken in response thereto; domestic and global political, economic and/or regulatory factors affecting our businesses generally; liabilities related to discontinued operations and former businesses; the loss of key talent and strikes and other union activity; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date of this communication, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

VIACOMCBS

7

VIACOMCBS Q4 & FY 2020 EARNINGS

CONTACTS

PRESS

Justin Dini

Executive Vice President, Corporate Communications (212) 846-2724 justin.dini@viacomcbs.com

Peter Collins

Vice President, Corporate Communications (917) 826-4182 peter.collins@viacomcbs.com

Justin Blaber

Senior Director, Corporate Communications (646) 823-6616 justin.blaber@viacomcbs.com

Pranita Sookai

Director, Corporate Communications (718) 316-2182 pranita.sookai@viacomcbs.com

INVESTORS

Anthony DiClemente

Executive Vice President, Investor Relations (917) 796-4647 anthony.diclemente@viacom.com

Jaime Morris

Vice President, Investor Relations (646) 824-5450 jaime.morris@viacomcbs.com

Robert Amparo

Manager, Investor Relations (347) 223-1682 robert.amparo@viacom.com

VIACOMCBS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,	
	2020	2019	2020	2019
Revenues	$ 6,874	$ 6,656	$ 25,285	$ 26,998
Costs and expenses:				
Operating	4,213	4,668	14,992	16,713
Selling, general and administrative	1,516	1,446	5,320	5,481
Depreciation and amortization	99	119	430	438
Restructuring and other corporate matters	177	467	618	769
Total costs and expenses	6,005	6,700	21,360	23,401
Gain on sales	214	—	214	549
Operating income (loss)	1,083	(44)	4,139	4,146
Interest expense	(268)	(239)	(1,031)	(962)
Interest income	21	13	60	66
Net gains (losses) from investments	174	(4)	206	85
Loss on extinguishment of debt	—	—	(126)	—
Other items, net	(27)	(25)	(101)	(112)
Earnings (loss) from continuing operations before income taxes and equity in earnings (loss) of investee companies	983	(299)	3,147	3,223
(Provision) benefit for income taxes	(183)	1	(535)	29
Equity in earnings (loss) of investee companies, net of tax	2	—	(28)	(53)
Net earnings (loss) from continuing operations	802	(298)	2,584	3,199
Net earnings from discontinued operations, net of tax	27	44	117	140
Net earnings (loss) (ViacomCBS and noncontrolling interests)	829	(254)	2,701	3,339
Net earnings attributable to noncontrolling interests	(19)	(4)	(279)	(31)
Net earnings (loss) attributable to ViacomCBS	$ 810	$ (258)	$ 2,422	$ 3,308
Amounts attributable to ViacomCBS:				
Net earnings (loss) from continuing operations	$ 783	$ (302)	$ 2,305	$ 3,168
Net earnings from discontinued operations	27	44	117	140
Net earnings (loss) attributable to ViacomCBS	$ 810	$ (258)	$ 2,422	$ 3,308
Basic net earnings (loss) per common share attributable to ViacomCBS:				
Net earnings (loss) from continuing operations	$ 1.27	$ (.49)	$ 3.74	$ 5.15
Net earnings from discontinued operations	$ .04	$ .07	$ .19	$ .23
Net earnings (loss)	$ 1.31	$ (.42)	$ 3.93	$ 5.38
Diluted net earnings (loss) per common share attributable to ViacomCBS:				
Net earnings (loss) from continuing operations	$ 1.26	$ (.49)	$ 3.73	$ 5.13
Net earnings from discontinued operations	$ .04	$ .07	$ .19	$ .23
Net earnings (loss)	$ 1.31	$ (.42)	$ 3.92	$ 5.36
Weighted average number of common shares outstanding:				
Basic	617	615	616	615
Diluted	620	615	618	617

VIACOMCBS INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In millions, except per share amounts) At December 31, 2020 2019 ASSETS Current Assets: Cash and cash equivalents $ 2,984 $ 632 Receivables, net 7,017 6,837 Programming and other inventory 1,757 2,813 Prepaid expenses 622 399 Other current assets 769 677 Current assets of discontinued operations 630 544 Total current assets 13,779 11,902 Property and equipment, net 1,994 2,045 Programming and other inventory 10,363 8,652 Goodwill 16,612 16,545 Intangible assets, net 2,826 2,990 Operating lease assets 1,602 1,738 Deferred income tax assets, net 993 938 Other assets 3,657 3,955 Assets held for sale 28 23 Assets of discontinued operations 809 797 Total Assets $ 52,663 $ 49,585 LIABILITIES AND STOCKHOLDERS’ EQUITY Current Liabilities: Accounts payable $ 571 $ 632 Accrued expenses 1,714 1,729 Participants’ share and royalties payable 2,005 1,861 Accrued programming and production costs 1,141 1,500 Deferred revenues 978 737 Debt 16 717 Other current liabilities 1,391 1,439 Current liabilities of discontinued operations 480 433 Total current liabilities 8,296 9,048 Long-term debt 19,717 18,002 Participants’ share and royalties payable 1,317 1,546 Pension and postretirement benefit obligations 2,098 2,121 Deferred income tax liabilities, net 778 565 Operating lease liabilities 1,583 1,705 Program rights obligations 243 356 Other liabilities 2,158 2,436 Liabilities of discontinued operations 220 263 Redeemable noncontrolling interest 197 254 Commitments and contingencies ViacomCBS stockholders’ equity: Class A Common Stock, par value $.001 per share; 375 shares authorized; 52 (2020 and 2019) shares issued — — Class B Common Stock, par value $.001 per share; 5,000 shares authorized; 1,068 (2020) and 1,064 (2019) shares issued 1 1 Additional paid-in capital 29,785 29,590 Treasury stock, at cost; 503 (2020) and 501 (2019) Class B Shares (22,958) (22,908) Retained earnings 10,375 8,494 Accumulated other comprehensive loss (1,832) (1,970) Total ViacomCBS stockholders’ equity 15,371 13,207 Noncontrolling interests 685 82 Total Equity 16,056 13,289 Total Liabilities and Equity $ 52,663 $ 49,585

VIACOMCBS INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) Year Ended December 31, 2020 2019 Operating Activities: Net earnings (ViacomCBS and noncontrolling interests) $ 2,701 $ 3,339 Less: Net earnings from discontinued operations, net of tax 117 140 Net earnings from continuing operations 2,584 3,199 Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities from continuing operations: Depreciation and amortization 430 438 Television programming and feature film cost amortization 11,045 12,554

Deferred tax provision (benefit) 122 (765) Stock-based compensation 274 286 Gain on sales (214) (549) Net gains from investments (206) (85) Loss on extinguishment of debt 126 — Equity in loss of investee companies, net of tax and distributions 34 58 Change in assets and liabilities Increase in receivables (68) (247) Increase in inventory and related program and participation liabilities, net (12,170) (14,215) Increase in accounts payable and other liabilities 188 302 (Decrease) increase in pension and postretirement benefit obligations (20) 16 Increase in income taxes 2 176 Other, net 88 3 Net cash flow provided by operating activities from continuing operations 2,215 1,171 Net cash flow provided by operating activities from discontinued operations 79 59 Net cash flow provided by operating activities 2,294 1,230 Investing Activities: Investments (59) (171) Capital expenditures (324) (345) Acquisitions, net of cash acquired (147) (399) Proceeds from dispositions 593 756 Other investing activities — 14 Net cash flow provided by (used for) investing activities from continuing operations 63 (145) Net cash flow used for investing activities from discontinued operations (7) (10) Net cash flow provided by (used for) investing activities 56 (155) Financing Activities: (Repayments of) proceeds from short-term debt borrowings, net (706) 25 Proceeds from issuance of senior notes 4,375 492 Repayment of long-term debt (2,901) (910) Dividends (600) (595) Purchase of Company common stock (58) (57) Payment of payroll taxes in lieu of issuing shares for stock-based compensation (93) (56) Proceeds from exercise of stock options 5 15 Other financing activities (112) (130) Net cash flow used for financing activities (90) (1,216) Effect of exchange rate changes on cash, cash equivalents and restricted cash 25 (1) Net increase (decrease) in cash, cash equivalents and restricted cash 2,285 (142) Cash, cash equivalents and restricted cash at beginning of year (includes $202 (2020) and $120 (2019) of restricted cash) 834 976 Cash, cash equivalents and restricted cash at end of year

(includes $135 (2020) and $202 (2019) of restricted cash) $ 3,119 $ 834

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

(Unaudited; in millions, except per share amounts)

Results for the quarters and years ended December 31, 2020 and 2019 included certain items identified as affecting comparability. Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”), adjusted earnings from continuing operations before income taxes, adjusted provision for income taxes, adjusted net earnings from continuing operations attributable to ViacomCBS, and adjusted diluted EPS from continuing operations

(together, the “adjusted measures”) exclude the impact of these items and are measures of performance not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

We use these measures to, among other things, evaluate our operating performance. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of our operational strength and business performance. In addition, we use Adjusted OIBDA to, among other things, value prospective acquisitions. We believe these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management; provide a clearer perspective on our underlying performance; and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year-over-year results.

Because the adjusted measures are measures of performance not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), earnings (loss) from continuing operations before income taxes, provision benefit for income taxes, net earnings (loss) from continuing operations attributable to ViacomCBS or diluted EPS from continuing operations, as applicable, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies.

The following tables reconcile the adjusted measures to their most directly comparable financial measures in accordance with GAAP.

Quarter Ended December 31, Year Ended December 31,

2020 2019 2020 2019

Operating Income (Loss) (GAAP) $ 1,083 $ (44) $ 4,139 $ 4,146

Depreciation and amortization (a) 99 119 430 438

Restructuring and other corporate matters (b) 177 467 618 769

Programming charges (b) 38 589 159 589

Gain on sales (b) (214) — (214) (549)

Adjusted OIBDA (Non-GAAP) $ 1,183 $ 1,131 $ 5,132 $ 5,393

(a) The year ended December 31, 2020 includes an impairment charge of $ 25 million to reduce the carrying value of intangible assets to fair value and accelerated depreciation of $12 million for technology that was abandoned in connection with synergy plans related to the merger of Viacom Inc.

with and into CBS Corporation (the “Merger”). The quarter and year ended December 31, 2019 include an impairment charge of $20 million to reduce the carrying value of intangible assets to fair value.

(b) See notes on the following tables for additional information on items affecting comparability.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions, except per share amounts)

	Quarter Ended December 31, 2020			
	Earnings from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Earnings from Continuing Operations Attributable to ViacomCBS	Diluted EPS from Continuing Operations
Reported (GAAP)	$ 983	$ (183)	$ 783	$ 1.26
Items affecting comparability:				
Restructuring and other corporate matters [(a)]	177	(40)	137	.22
Programming charges [(b)]	38	(10)	28	.05
Gain on sales [(c)]	(214)	31	(183)	(.30)
Net gain from investments [(d)]	(174)	42	(132)	(.21)
Discrete tax items	—	12	12	.02
Adjusted (Non-GAAP)	$ 810	$ (148)	$ 645	$ 1.04

(a) Reflects severance, exit costs and other costs related to the Merger.

(b) Programming charges primarily related to the abandonment of certain incomplete programs resulting from production shutdowns related to COVID-19.

(c) Reflects a gain on the sale of CNET Media Group ("CMG").

(d) Primarily reflects an increase in the value of our investment in fuboTV, Inc. ("fuboTV"), which was sold in the fourth quarter of 2020.

	Quarter Ended December 31, 2019			
	Earnings (Loss) from Continuing Operations Before Income Taxes	(Provision) Benefit for Income Taxes	Net Earnings (Loss) from Continuing Operations Attributable to ViacomCBS	Diluted EPS from Continuing Operations [(a)]
Reported (GAAP)	$ (299)	$ 1	$ (302)	$ (.49)
Items affecting comparability:				
Restructuring and other corporate matters [(b)]	467	(88)	379	.61
Impairment charge [(c)]	20	(6)	14	.02
Programming charges [(d)]	589	(142)	447	.73
Net loss from investments [(e)]	4	(3)	1	—
Discrete tax items	—	31	31	.05
Adjusted (Non-GAAP)	$ 781	$ (207)	$ 570	$ .92

(a) Reported EPS excludes the dilutive impact to shares since we reported a net loss. Adjusted EPS is calculated based on diluted weighted average shares outstanding of 618 million.

(b) Reflects severance and exit costs relating to restructuring activities and costs incurred in connection with the Merger.

(c) Reflects a charge to reduce the carrying value of our international broadcast licenses in Australia to their fair value.

(d) Programming charges principally reflect accelerated amortization associated with changes in the expected monetization of certain programs, and decisions to cease airing, alter future airing patterns or not renew certain programs, in connection with management changes implemented as a result of the Merger.

(e) Includes an impairment charge of $50 million to write down an investment to its fair value; a gain on marketable securities of $35 million and gains on the sale and acquisition of joint ventures of $11 million.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)

(Unaudited; in millions, except per share amounts)

Year Ended December 31, 2020

Net Earnings

Earnings from    from

Continuing    Continuing Diluted EPS

Operations    Operations from

Before Income Provision for Attributable to Continuing

Taxes Income Taxes ViacomCBS Operations

Reported (GAAP) $ 3,147 $ (535) $ 2,305 $ 3.73

Items affecting comparability:

Restructuring and other corporate matters (a) 618 (133) 485 .79

Impairment charge (b) 25 (6) 19 .03

Depreciation of abandoned technology (c) 12 (3) 9 .01

Programming charges (d) 159 (39) 120 .20

Gain on sales (e) (214) 31 (183) (.30)

Net gains from investments (f) (206) 50 (156) (.25)

Loss on extinguishment of debt 126 (29) 97 .16

Discrete tax items (g) — (110) (110) (.18)

Impairment of equity-method investment — — 9 .01

Adjusted (Non-GAAP) $ 3,667 $ (774) $ 2,595 $ 4.20

(a) Reflects severance, exit costs and other costs related to the Merger and a charge to write down property and equipment classified as held for sale.

(b) Reflects a charge to reduce the carrying values of FCC licenses in two markets to their fair values.

(c) Reflects accelerated depreciation for technology that was abandoned in connection with synergy plans related to the Merger.

(d) Programming charges primarily related to the abandonment of certain incomplete programs resulting from production shutdowns related to

COVID-19.

(e) Reflects a gain on the sale of CMG.

(f) Primarily reflects an increase in the value of our investment in fuboTV, which was sold in the fourth quarter of 2020.

(g) Primarily reflects a benefit from the remeasurement of our U.K. net deferred income tax asset as a result of an increase in the U.K. corporate income tax rate from 17% to 19% enacted during the third quarter of 2020.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)

(Unaudited; in millions, except per share amounts)

Year Ended December 31, 2019

Net Earnings

Earnings from                from

Continuing    Continuing Diluted EPS

Operations Benefit Operations from

Before Income (Provision) for Attributable to Continuing

Taxes Income Taxes ViacomCBS Operations

Reported (GAAP) $ 3,223 $ 29 $ 3,168 $ 5.13

Items affecting comparability:

Restructuring and other corporate matters (a) 769 (133) 636 1.03

Impairment charge (b) 20    (6) 14 .02

Programming charges (c) 589 (142) 447 .73

Gain on sales (d) (549) 163 (386) (.63)

Net gains from investments (e) (85)    16 (69) (.11)

Discrete tax items (f) — (827) (827) (1.34)

Adjusted (Non-GAAP) $ 3,967 $ (900) $ 2,983 $ 4.83

(a) Reflects severance and exit costs relating to restructuring activities, costs incurred in connection with the Merger, legal proceedings involving the Company and other corporate matters.

(b) Reflects a charge to reduce the carrying value of our international broadcast licenses in Australia to their fair value.

(c) Programming charges principally reflect accelerated amortization associated with changes in the expected monetization of certain programs, and decisions to cease airing, alter future airing patterns or not renew certain programs, in connection with management changes implemented as a result of the Merger.

(d) Reflects a gain on the sale of CBS Television City property and sound stage operation.

(e) Reflects a gain on marketable securities of $113 million; gains of $22 million on the sale and acquisition of joint ventures; and an impairment charge of $50 million to write down an investment to its fair value.

(f) Primarily reflects a deferred tax benefit of $768 million resulting from the transfer of intangible assets between our subsidiaries in connection with a reorganization of our international operations; a tax benefit of $ 44 million realized in connection with the preparation of the 2018 federal tax return, based on further clarity provided by the United States government on tax positions relating to federal tax legislation enacted in December 2017; and a tax benefit of $39 million triggered by the bankruptcy of an investee.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions, except per share amounts) Free Cash Flow Free cash flow is a non-GAAP financial measure. Free cash flow reflects our net cash flow provided by operating activities (used for) from continuing operation less capital expenditures. Our calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to our operations. Our net cash flow provided by operating activities from continuing operations is the most directly comparable GAAP financial measure. Management believes free cash flow provides investors with an important perspective on the cash available to us to service debt, make strategic acquisitions and investments, maintain our capital assets, satisfy our tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from our underlying operations in a manner similar to the method used by management. Free cash flow is among several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by our investors, analysts and industry peers for purposes of valuation and comparison of our operating performance to other companies in our industry. As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities from continuing operations as a measure of liquidity or net earnings (loss) as a measure of operating performance. Free cash flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. The following table presents a reconciliation of our net cash flow provided by (used for) operating activities from continuing operations to free cash flow: Quarter Ended Year Ended December 31, December 31, 2020 2019 2020 2019 Net cash flow provided by (used for) operating activities from continuing operations (GAAP) (339) (530) 2,215 1,171 Capital expenditures (114) (99) (324) (345) Free cash flow (Non-GAAP) $ (453) $ (629) $ 1,891 $ 826